Exhibit 99.1

Hyperfine, Inc. Reports First Quarter 2025 Financial Results

GUILFORD, Connecticut, May 13, 2025 (GLOBE NEWSWIRE) – Hyperfine, Inc. (Nasdaq: HYPR), the groundbreaking health technology company that has redefined brain imaging with the first FDA-cleared AI-powered portable magnetic resonance (MR) brain imaging system—the Swoop® system—today announced first quarter 2025 financial results and provided a business update.

“Our commercial efforts have primarily focused on the hospital business, where we’ve continued to experience longer and more variable sales cycles in the first quarter. During this time, we also made meaningful progress in expanding our pipeline, now including promising early opportunities in the neurology office setting. We’re enthusiastic about growing our presence across both hospitals and neurology offices, setting the stage for accelerated growth and a more diversified revenue profile beginning in the second half of 2025. Additionally, we expect upcoming FDA clearances to bring to market a new standard in image quality for portable brain MRI.” said Maria Sainz, Chief Executive Officer and President of Hyperfine, Inc. “This first quarter was rich in progress related to our office business launch readiness and the technical work related to next gen Swoop® system technology. I am very excited about the prospects for Hyperfine in the second half of 2025 and beyond.”

Recent Achievements and Business Highlights

•
Strengthened our financial profile by completing a reorganization to lower our operating costs and raising $6 million of gross proceeds through a registered direct offering to extend our cash runway, which is still expected to enable us to conduct our planned operations until the end of 2026.
•
Submitted next gen Swoop® system technology to the U.S. Food and Drug Administration (the “FDA”).
•
Started patient enrollment in NEURO PMR study to evaluate use of AI-powered portable MRI in neurology offices. The study is now expected to be completed by the end of the third quarter of 2025.
•
High exposure at leading conferences with two presentations at the 2025 International Stroke Conference, including subsets of ACTION PMR.

First Quarter 2025 Financial Results

•
Revenues for the first quarter of 2025 were $2.1 million, compared to $3.3 million in the first quarter of 2024.
•
Hyperfine, Inc. sold six commercial Swoop® systems in the first quarter of 2025.
•
Gross margin for the first quarter of 2025 was $0.9 million, compared to $1.3 million in the first quarter of 2024, and representing 41.3% gross margin in the first quarter of 2025, compared to 41.1% in the first quarter of 2024.
•
Research and development expenses for the first quarter of 2025 were $5.0 million, compared to $5.6 million in the first quarter of 2024.
•
Sales, marketing, general, and administrative expenses for the first quarter of 2025 were $6.7 million, compared to $6.4 million in the first quarter of 2024.
•
Net loss for the first quarter of 2025 was $9.4 million, equating to a net loss of $0.12 per share, as compared to a net loss of $9.8 million, or a net loss of $0.14 per share, for the first quarter of 2024.

2025 Financial Guidance

•
Management now expects revenue for the first half of 2025 to be approximately $5 to $6 million. Management expects annual revenue growth for the full year 2025 to be 10% to 20% over 2024.
•
Management now expects cash burn for the full year 2025 to be approximately $25 to $28 million, representing a 31% decline at the midpoint as compared to 2024.

Conference Call

Hyperfine, Inc. will host a conference call at 1:30 p.m. PT/ 4:30 p.m. ET on Tuesday, May 13, 2025, to discuss its first quarter 2025 financial results and provide a business update. Those interested in listening should register online by visiting https://investors.hyperfine.io/. and clicking on News & Events. Participants are encouraged to register more than 15 minutes before the start of the call. A live and archived audio webcast will be available through the Investors page of Hyperfine, Inc.’s corporate website at https://investors.hyperfine.io/.

About Hyperfine, Inc. and the Swoop® Portable MR Imaging® System

Hyperfine, Inc. (Nasdaq: HYPR) is the groundbreaking health technology company that has redefined brain imaging with the Swoop® system—the first U.S. Food and Drug Administration (FDA)-cleared, portable, ultra-low-field, magnetic resonance brain imaging system capable of providing imaging at multiple points of professional care. The mission of Hyperfine, Inc. is to revolutionize patient care globally through transformational, accessible, clinically relevant diagnostic imaging. Founded by Dr. Jonathan Rothberg in a technology-based incubator called 4Catalyzer, Hyperfine, Inc. scientists, engineers, and physicists developed the Swoop® system out of a passion for redefining brain imaging methodology and how clinicians can apply accessible diagnostic imaging to patient care. For more information, visit hyperfine.io.

The Swoop® Portable MR Imaging® system is FDA cleared for brain imaging of patients of all ages. It is a portable, ultra-low-field magnetic resonance imaging device for producing images that display the internal structure of the head where full diagnostic examination is not clinically practical. When interpreted by a trained physician, these images provide information that can be useful in determining a diagnosis. The Swoop® system also has CE Mark in the European Union and UKCA Mark in the United Kingdom. The Swoop® system is commercially available in a select number of international markets.

Hyperfine, Swoop, and Portable MR Imaging are registered trademarks of Hyperfine, Inc.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Actual results of Hyperfine, Inc. (the “Company”) may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations about the Company’s financial and operating results, including, the Company’s expected revenue and cash burn for the full year 2025, the Company’s cash runway, the Company’s goals and commercial plans, including the Company’s plans to expand in new sites of care, in hospitals and neurology offices, the Company’s stroke observational clinical study and NEURO PMR multi-center, prospective observational study, the benefits of the Company’s products and services, progress on improvements and advancements in the Company’s products and services and the timing of FDA clearances, and the Company’s future performance, including its financial performance, and its ability to implement its strategy. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the success, cost and timing of the Company’s product development and commercialization activities, including the degree that the Swoop® system is accepted and used by healthcare professionals; the ability to maintain the listing of the Company’s Class A common stock on the Nasdaq Stock Market LLC; the Company’s ability to grow and manage growth profitably and retain its key employees; changes in applicable laws or regulations; the ability of the Company to raise financing in the future; the ability of the Company to obtain and maintain regulatory clearance or approval for its products, and any related restrictions and limitations of any cleared or approved product; the ability of the Company to identify, in-license or acquire additional technology; the ability of the Company to maintain its existing or future license, manufacturing, supply and distribution agreements and to obtain adequate supply of its products; anticipated National Institutes of Health funding pressures; the expected effect from U.S. export controls and tariffs; the ability of the Company to compete with other companies currently marketing or engaged in the development of products and services that the Company is currently marketing or developing; the size and growth potential of the markets for the Company’s products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of the Company’s products and services and reimbursement for medical procedures conducted using the Company’s products and services; the Company’s ability to successfully complete and generate positive data from the ACTION PMR study, CARE PMR study and NEURO PMR study; the Company’s ability to generate clinical evidence of the benefits of the Company’s products and services and to progress on product advancements and improvements; the Company’s estimates regarding expenses, revenue, capital requirements and needs for additional financing; the Company’s financial performance; and other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission, including those under “Risk Factors” therein. The Company cautions readers that the foregoing list of factors is not exclusive and that readers should not place undue reliance upon any forward-looking statements which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Investor Contact
Webb Campbell
Gilmartin Group LLC
webb@gilmartinir

HYPERFINE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(Unaudited)

	March 31, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$33,093	$37,645
Restricted cash	441	28
Accounts receivable, less allowance of $790 and $651 as of March 31, 2025 and December 31, 2024, respectively	5,330	5,956
Unbilled receivables	1,937	2,349
Inventory	4,639	5,832
Prepaid expenses and other current assets	2,963	1,900
Total current assets	48,403	53,710
Property and equipment, net	3,094	3,122
Other long term assets	1,880	2,069
Total assets	$53,377	$58,901
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,305	$1,607
Deferred grant funding	441	28
Deferred revenue	1,406	1,460
Due to related parties	54	61
Accrued expenses and other current liabilities	3,773	5,573
Total current liabilities	7,979	8,729
Warrant liabilities	1,240	—
Long term deferred revenue	1,028	1,054
Other noncurrent liabilities	16	78
Total liabilities	10,263	9,861

STOCKHOLDERS' EQUITY
Class A Common stock, $0.0001 par value per share; 600,000,000 shares authorized; 62,784,562 and 58,076,261 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	6	5
Class B Common stock, $0.0001 par value per share; 27,000,000 shares authorized; 15,055,288 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	2	2
Additional paid-in capital	346,966	343,475
Accumulated deficit	(303,860)	(294,442)
Total stockholders' equity	43,114	49,040
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$53,377	$58,901

HYPERFINE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2025	2024
Sales
Device	$1,522	$2,704
Service	615	591
Total sales	2,137	3,295
Cost of sales
Device	985	1,499
Service	269	442
Total cost of sales	1,254	1,941
Gross margin	883	1,354
Operating Expenses:
Research and development	5,037	5,570
General and administrative	4,208	4,430
Sales and marketing	2,540	2,004
Total operating expenses	11,785	12,004
Loss from operations	(10,902)	(10,650)
Interest income	317	796
Change in Fair Value of Warrant Liabilities	1,618	—
Other (expense) income, net	(451)	6
Loss before provision for income taxes	(9,418)	(9,848)
Provision for income taxes	—	—
Net loss and comprehensive loss	$(9,418)	$(9,848)
Net loss per common share attributable to common stockholders, basic and diluted	$(0.12)	$(0.14)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	75,697,199	71,934,045

HYPERFINE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(9,418)	$(9,848)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	229	263
Stock-based compensation expense	945	1,032
Change in fair value of warrant liabilities	(1,618)	—
Other	11	34
Changes in assets and liabilities:
Accounts receivable, net	626	(2,154)
Unbilled receivables	412	47
Inventory	1,193	(833)
Prepaid expenses and other current assets	(1,241)	(1,252)
Prepaid inventory	—	693
Other long term assets	128	200
Accounts payable	600	1,208
Deferred grant funding	413	(621)
Deferred revenue	(80)	127
Due to related parties	(7)	(16)
Accrued expenses and other current liabilities	(1,435)	(1,392)
Operating lease liabilities, net	(7)	2
Net cash used in operating activities	(9,249)	(12,510)
Cash flows from investing activities:
Purchases of property and equipment	(472)	(145)
Net cash used in investing activities	(472)	(145)
Cash flows from financing activities:
Proceeds from exercise of stock options	33	55
Proceeds from shares issued under “at-the-market” offering program, net of selling costs	129	—
Proceeds from issuance of common stock and warrants, net of offering costs	5,420	—
Net cash provided by financing activities	5,582	55
Net decrease in cash and cash equivalents and restricted cash	(4,139)	(12,600)
Cash, cash equivalents and restricted cash, beginning of period	37,673	75,804
Cash, cash equivalents and restricted cash, end of period	33,534	63,204
Reconciliation of cash, cash equivalents, and restricted cash reported in the balance sheets
Cash and cash equivalents	33,093	63,204
Restricted cash	441	—
Total cash, cash equivalents and restricted cash	$33,534	$63,204
Supplemental disclosure of noncash information:
Initial measurement of warrant liabilities	$2,858	$—
Unpaid purchase of property and equipment	$509	$742
Unpaid financing issuance costs	$238	$—